Exhibit 10.2

EXECUTION VERSION

FOURTH AMENDMENT TO

RECEIVABLES PURCHASE AND FINANCING AGREEMENT

This Fourth Amendment to Receivables Purchase and Financing Agreement (this “Amendment”), dated as of March 13, 2026, is among PHILLIPS 66 RECEIVABLES LLC, a Delaware limited liability company, as SPE (together with its successors and assigns, the “SPE”); PHILLIPS 66 COMPANY, a Delaware corporation, as Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); the Purchaser/Lenders party to the RPFA (as hereinafter defined); SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), as a Purchaser/Lender; PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”); and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent (the “Structuring Agent”).

W I T N E S S E T H:

WHEREAS, the SPE, the Servicer, the Purchaser/Lenders, the Administrative Agent, and the Structuring Agent are party to that certain Receivables Purchase and Financing Agreement dated as of September 30, 2024 (as amended, restated, supplemented or otherwise modified through the date hereof, the “RPFA”).

WHEREAS, concurrently herewith, the Administrative Agent, the SPE and the Structuring Agent are entering into that certain Amended and Restated Agent Fee Letter, dated as of the date hereof (the “Fee Letter”).

WHEREAS, the SPE, the Servicer, the Purchaser/Lenders, and the Administrative Agent hereby agree to make certain amendments to the RPFA, as permitted by Section 12.01 of the RPFA, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto agree as follows:

Section 1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given to them in the RPFA.

Section 2. REBALANCING OF CAPITAL; CONSENT.

(a) As of the date hereof and prior to giving effect to this Amendment, (i) the Capital of PNC is $1,000,000,000 (the “Existing PNC Capital”) and (ii) the Capital of SMBC is $250,000,000 (the “Existing SMBC Capital”). In connection with the amendments contemplated herein, the parties hereto desire to provide for (i) the partial repayment of the Existing SMBC Capital and (ii) a non-ratable Investment by PNC in accordance with the terms described below.

(b) On the date hereof, the SPE will repay a portion of the outstanding Capital in an amount equal to $35,714,285 (the “Repayment Amount”) to the Administrative Agent to be distributed to SMBC (the “Reducing Purchaser/Lender”); provided that all accrued and unpaid Yield with respect to such Capital so repaid shall be payable by the SPE to the Administrative Agent to be distributed to the Reducing Purchaser/Lender on the next occurring Settlement Date. The SPE hereby requests that PNC (the “Increasing Purchaser/Lender”) make a non-ratable Investment on the date hereof in the amount equal to $285,714,286. Such non-ratable Investment shall be funded by the Increasing Purchaser/Lender on the date hereof in accordance with the terms of the RPFA and upon satisfaction of all conditions precedent thereto specified in the RPFA; provided, however, that no Investment/Loan Request shall be required therefor. For administrative convenience, the SPE hereby instructs the Increasing Purchaser/Lender to fund the foregoing non-ratable Investment by paying the proceeds thereof directly to the Administrative Agent, to be distributed to (i) the Reducing Purchaser/Lender, into the account specified on Exhibit B attached hereto and in the amount equal to the Repayment Amount to be applied as the foregoing repayment of the Reducing Purchaser/Lender’s Capital (as applicable) on the SPE’s behalf and (ii) the SPE, into the account specified on Exhibit B attached hereto and in the amount equal to $250,000,000. The SPE shall be deemed to have received the proceeds of the Repayment Amount as a portion of the non-ratable Investment from the Increasing Purchaser/Lender for all purposes immediately upon receipt thereof by the Reducing Purchaser/Lender.

(c) After giving effect to the foregoing Repayment Amount and the funding of the non-ratable Investment, (i) the Aggregate Capital will be $1,500,000,000, (ii) the Capital of PNC will be $1,285,714,286, and (iii) the Capital of SMBC will be $214,285,714.

(d) Consents. The parties hereto hereby consent to the non-ratable repayment of the Reducing Purchaser/Lender’s Capital on terms set forth in clause (b) above and the foregoing non-ratable Investment to be funded by the Increasing Purchaser/Lender on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.

Section 3. AMENDMENTS. The RPFA is hereby amended to incorporate the changes shown on the marked pages of the RPFA attached hereto as Exhibit A.

Section 4. REPRESENTATIONS OF THE SPE AND THE SERVICER. Each of the SPE and the Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article VI of the RPFA are true and correct in all material respects (except to the extent already qualified by materiality) as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

Section 5. CONDITIONS PRECEDENT. This Amendment shall become effective and be deemed effective as of the date first written above upon the satisfaction or waiver of the following conditions precedent:

(a) the Administrative Agent shall have received a fully executed counterpart of this Amendment and the Fee Letter from each of the other parties hereto and thereto;

(b) the Administrative Agent shall have received an executed Reaffirmation, Acknowledgment and Consent of Performance Guarantor dated as of the date hereof;

(c) the Administrative Agent shall have received confirmation that all fees due and payable on the date hereof pursuant to the Fee Letter, in each case, have been paid in accordance with the terms of the Fee Letter;

(d) the Administrative Agent shall have received such other agreements, documents, certificates, officer’s certificates and opinions as set forth in Annex A hereto; and

(e) no Potential Default or Event of Default shall have occurred and be continuing.

Section 6. COUNTERPARTS. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 7. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8. GOVERNING LAW AND JURISDICTION. Section 12.10 of the RPFA is incorporated in this Amendment by reference as if such provision was set forth herein mutatis mutandis.

Section 9. HEADINGS. The headings of this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

PHILLIPS 66 RECEIVABLES LLC,
as the SPE

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: President and Treasurer

PHILLIPS 66 COMPANY,
as the Servicer

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: Vice President and Treasurer

[Signature Page to Fourth Amendment to Receivables Purchase and Financing Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Purchaser/Lender

By:	/s/ Imad Naja
Name: Imad Naja
Title: Senior Vice President

CAPITAL MARKETS LLC,
as Structuring Agent

By:	/s/ Imad Naja
Name: Imad Naja
Title: Managing Director

[Signature Page to Fourth Amendment to Receivables Purchase and Financing Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Purchaser/Lender

By:	/s/ Irlen Mak
Name: Irlen Mak
Title: Executive Director

[Signature Page to Fourth Amendment to Receivables Purchase and Financing Agreement]

REAFFIRMATION, ACKNOWLEDGEMENT, AND CONSENT OF PERFORMANCE GUARANTOR

The undersigned, PHILLIPS 66, heretofore executed and delivered to the Administrative Agent a Performance Guaranty dated September 30, 2024. The undersigned hereby acknowledges and consents to the Fourth Amendment to Receivables Purchase and Financing Agreement dated as of the date hereof, and confirms that its Performance Guaranty, and all obligations of the undersigned thereunder, remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any other amendment or modification to the RPFA or any of the Transaction Documents referred to therein (each as existing on the date hereof) shall not be required solely as a result of this consent having been obtained. The undersigned acknowledges that the Administrative Agent and the Purchaser/Lenders are relying on the assurances provided herein in entering into the Fourth Amendment to Receivables Purchase and Financing Agreement set forth above.

Dated as of March 13, 2026.

PHILLIPS 66

By:	/s/ Scott R. Delmoro
Name: Scott R. Delmoro
Title: Vice President and Treasurer

EXHIBIT A

Marked changes to the RPFA

(Attached)

EXECUTION VERSION

EXHIBIT A to ~~Third~~Fourth Amendment, dated ~~September 29~~March 13, ~~2025~~2026

RECEIVABLES PURCHASE AND FINANCING AGREEMENT

Dated as of September 30, 2024

by and among

PHILLIPS 66 RECEIVABLES LLC,

as SPE,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Purchaser/Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PHILLIPS 66 COMPANY,

as Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“CIP Regulations” has the meaning set forth in Section 10.11.

“Closing Date” means September 30, 2024.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of the SPE) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any SPE-Related Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections with respect to such Pool Receivable, (c) all cash proceeds of all Related Security with respect to such Pool Receivable (d) all amounts paid by or on behalf of a Credit Insurer under any Credit Insurance Policy or in respect of any claim thereunder, and (e) all other cash proceeds of such Pool Receivable.

“Commitment” means, with respect to any Purchaser/Lender, the maximum aggregate amount of Capital which such Person is obligated to lend or pay hereunder on account of all Investments and Loans, on a combined basis, as set forth on Schedule I or in the Assignment and Assumption Agreement or other agreement pursuant to which it became a Purchaser/Lender, as such Commitment is thereafter assigned or modified (including in connection with a reduction or increase in the Facility Limit pursuant to Section 2.03(e) or 2.03(g)). If the context so requires, “Commitment” also refers to a Purchaser/Lender’s obligation to make Investments or Loans hereunder in accordance with this Agreement.

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Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Affiliate Receivable or Excluded Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Affiliate Receivable or Excluded Receivable and available to be applied thereon) and (b) all other cash proceeds of such Affiliate Receivable or Excluded Receivable.

“Excluded Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator other than any such right arising from such Originator’s continental United States refining, midstream, and commercial operations, as identified by the Originator’s company codes and customer identification numbers as set forth on Schedule IV.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Purchaser/Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser/Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser/Lender with respect to an applicable interest in an Investment, Loan or Commitment pursuant to a law in effect on the date on which (i) such Purchaser/Lender acquires such interest in such Investment, Loan or Commitment (other than pursuant to an assignment request by the SPE under Section 4.04) or (ii) such Purchaser/Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.03(g), amounts with respect to such Taxes were payable either to such Purchaser/Lender’s assignor immediately before such Purchaser/Lender became a party hereto or to such Purchaser/Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.03(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Limit” means $~~1,250,000,000~~1,750,000,000 as may be reduced or increased from time to time pursuant to Section 2.03(e) or 2.03(g). References to the unused portion of the Facility Limit mean, at any time, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.

“FATCA” means the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. and second to the payment of the remaining outstanding SPE Obligations with respect to such reduction, including any associated indemnity payments due under Section 4.02, by paying such amounts to the Purchaser/Lenders.

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(g) So long as no Event of Default has occurred and is continuing, upon notice to the Administrative Agent and each Purchaser/Lender, the SPE may from time to time request an increase in the Commitment with respect to one or more Purchaser/Lenders, at any time following the Closing Date and prior to the Termination Date, such aggregate increase in such Purchaser/Lenders’ Commitments to be an amount (for all such requests or additions) not exceeding $250,000,000; provided, that each request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice with respect to any Purchaser/Lender, the SPE(in consultation with the Administrative Agent and the Purchaser/Lenders) shall specify the time period within which such Purchaser/Lenders and the Administrative Agent are requested to respond to the SPE’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrative Agent and the Purchaser/Lenders). In respect of any Purchaser/Lender, each of such Purchaser/Lender being asked to increase its Commitment and the Administrative Agent shall notify the SPE and the Servicer within the applicable time period whether or not such Person agrees, in its respective sole discretion, to the increase to such Purchaser/Lender’s Commitment. Any such Person not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser/Lender’s Commitment. For the avoidance of doubt, only the consent of the Purchaser/Lender then being asked to increase its Commitment and the Administrative Agent shall be required in order to approve any such request. If the Commitment of any Purchaser/Lender is increased in accordance with this clause (g), the Administrative Agent, the Purchaser/Lenders, the SPE and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and the corresponding increase in the Facility Limit and, if applicable, rebalance Capital among the Purchaser/Lenders such that after giving effect thereto, the aggregate outstanding Capital of the Purchaser/Lenders is distributed ratably among the Purchaser/Lenders; it being understood and agreed that the Administrative Agent or any Purchaser/Lender increasing its Commitment pursuant to this clause (g) may request any of (x) resolutions approving or consenting to such Commitment increase and authorizing the execution, delivery and performance of any amendment to this Agreement, (y) a corporate and enforceability opinion of counsel of the SPE and the Servicer and (z) such other documents, agreements and opinions reasonably requested by such Purchaser/Lender or the Administrative Agent.

SECTION 2.04 Yield and Fees.

(a) Fees. On each Settlement Date, the SPE shall, in accordance with the terms and priorities for payment set forth in Section 3.01(a), pay to each Purchaser/Lender, the Administrative Agent and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the SPE, the Purchaser/Lenders and/or the Administrative Agent or the Structuring Agent (each such fee letter agreement is collectively referred to herein as the “Fee Letter”); provided, however, that any

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Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Investment or Loan or the use of the proceeds thereof; provided that nothing in this Section 11.05 shall relieve the SPE or Servicer of any obligation it may have to indemnify a SPE Indemnified Party or Servicer Indemnified Party against special, indirect, consequential, or punitive damages asserted against such indemnified person by a third party. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

SECTION 11.06 Payments. All amounts due under this Article XI shall be payable not later than (i) in the case of such amounts due from the SPE, the first Settlement Date that occurs ten (10) or more Business Days after written demand therefor (which demand shall be accompanied by documentation of the SPE Indemnified Amounts in reasonable detail), or (ii) in any other case, ten (10) Business Days after written demand therefor (which demand shall be accompanied by documentation of the Servicer Indemnified Amounts in reasonable detail).

SECTION 11.07 Survival. This Article XI and the parties’ respective rights and obligations hereunder shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the SPE or the Servicer shall be effective unless in a writing signed by the Administrative Agent and the Required Purchaser/Lenders (and, in the case of any amendment, also signed by the SPE), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Purchaser/Lender:

(i) change (directly or indirectly) the definitions of, Capital Coverage Amount Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit (except in accordance with the terms of Section 2.03(g)), Final Maturity Date, Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Capital Coverage Amount;

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SCHEDULE I

Purchaser/Lenders & Commitments

Purchaser/Lender	Commitment
PNC Bank, National Association	$	~~1,000,000,000~~1,500,000,000
Sumitomo Mitsui Banking Corporation		$250,000,000

Schedule I-1